EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-37025) of Colonial Commercial Corp. and subsidiaries of our report dated March 27, 2012 on our audits of the consolidated financial statements and financial statement schedule of Colonial Commercial Corp. and subsidiaries which appears in the accompanying Form 10-K for the year ended December 31, 2011.

/s/ EisnerAmper LLP

New York, New York
March 27, 2012